UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 20, 2004



                            Silverstar Holdings, Ltd.
             (Exact name of registrant as specified in its charter)


            Bermuda                       0-27494                   N/A
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


            Clarendon House, Church Street, Hamilton, HM CX, Bermuda
             (Address of Principal Executive Offices with Zip Code)



       Registrant's telephone number, including area code: (441) 295-1422



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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                                     Page 2


Item 7.01 Regulation FD Disclosure.

         On December 20th, 2004, the Company issued the following press release:


                                         Contact:
                                         Clive Kabatznik
                                         Silverstar Holdings
                                         (561) 479-0040
                                         clive@silverstarholdings.com


      Silverstar Holdings Announces Early Repayment of Approximately $5.4
                  Million of its South African Note Receivable

  Based on Current Exchange Rates Company Anticipates Realizing a Further Gain
                     for the Quarter in Excess of $500,000


BOCA RATON, FL- (MARKET WIRE)- December 20, 2004 - Silverstar Holdings, Ltd. (Nasdaq:SSTR) reported today that it had entered into an agreement with Salwin Investments (Pty) Ltd, for the early repayment of approximately $5.4 million of the $8.5 million owed by Salwin to the Company. Under the terms of the agreement, Salwin will continue to pledge an approximate 18% stake in First Lifestyle Holdings as collateral for repayment of their remaining indebtedness.


Due to significant strengthening of the South African Rand against the US dollar, and based on current exchange rates, the Company anticipates posting a further realized gain of approximately $500,000 on this note during the current quarter.


Clive Kabatznik, Chief Executive Officer of Silverstar Holdings, said: "The early repayment of a significant portion of our South African notes receivable comes at a propitious time. It enables us to capitalize on the significant strengthening of the South African Rand over the past 24 months. Additionally, over the past two-years, we have posted consistent unrealized foreign currency gains; this transaction not only allows us to realize a significant portion of these unrealized gains, but also reduces our foreign currency exposure going forward.


Mr. Kabatznik continued, "At current exchange rates, our balance sheet will now consist of approximately $6.4 million in cash, a further $3.9 million in notes receivable with minimal debt at the corporate holding level. Our investment in Magnolia Broadband is carried at a fairly conservative valuation and the carrying value of Fantasy Sports is in line with its current operating results. Our share price has traditionally traded at a discount to our net asset value and this transaction reaffirms the quality of the Company's assets."

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                                     Page 3


Mr. Kabatznik concluded, "We continue to actively seek appropriate opportunities to enhance our revenues and income both organically and through acquisitions. Our increased cash balances will provide us with greater flexibility, in this regard."


About Silverstar Holdings

Silverstar Holdings Ltd. is a publicly traded company, focusing on acquiring, controlling positions in high growth subscription-based businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a leading provider of fee based NASCAR-related and other fantasy sports games, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry.

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    December 21, 2004


                                            SILVERSTAR HOLDINGS, LTD.


                                            By: /s/ Clive Kabatznik
                                                --------------------------------
                                                Name: Clive Kabatznik
                                                Title:  CEO